Exhibit 10(t)
FIRST AMENDMENT TO THE
NORTHROP GRUMMAN DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2005)
     This amendment to the January 1, 2005 restatement of the Northrop Grumman Deferred Compensation Plan (“Plan”) addresses certain 2008 participant elections.
     This amendment is effective December 1, 2008.
1.	A new Appendix D is hereby added to the Plan to read as follows:
“APPENDIX D
2008 TRANSITION RELIEF
Pursuant to transition rules under Code section 409A, during a specified period in 2008, Participants who had previously elected in 2008 to defer amounts that would otherwise be payable in 2009 may make a new election with respect to such amounts. Such an election must provide for a lower deferral percentage for each compensation category than the originally elected percentage. And if a Participant makes such an election, the Participant may also make a new distribution election (in accordance with the Plan’s distribution rules in Section 6.1) for such amounts.”
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     IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer on this 19 day of Dec., 2008.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Debora L. Catsavas
Debora L. Catsavas
Vice President, Compensation, Benefits and International